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                                                                   Exhibit 21.1

                             U.S. INTERACTIVE, INC.

                                  SUBSIDIARIES


NAME                                                  DOMESTIC JURISDICTION
----                                                  ---------------------

U.S. Interactive Corp. (Delaware)                     Delaware

U.S. Interactive UK Limited                           England